Exhibit 10.2

SUPPORT AND ROLLOVER AGREEMENT

This Support and Rollover Agreement (this “Agreement”), dated as of June 6, 2024, is entered into by and among PowerSchool Holdings, Inc., a Delaware corporation (the “Company”), the undersigned stockholder parties hereto (each, a “Stockholder” and collectively, the “Stockholders”), BCPE Polymath Buyer, Inc., a Delaware corporation (“Parent”), BCPE Polymath Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), BCPE Polymath Topco, LP, a Delaware limited partnership (“Parent TopCo”), BCPE Polymath Parent, Inc., a Delaware corporation (“ParentCo”), and, solely for purposes of Section 11, Onex Partners Manager LP. Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Merger Sub will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, each of the Stockholders is the record holder and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of (i) the number of shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Class A Owned Shares”, collectively being all of the shares of Class A Common Stock owned of record or beneficially by the Stockholders as of the date hereof, excluding, for the avoidance of doubt, the shares of Class A Common Stock into which the Stockholders’ equity interests in PowerSchool Holdings, LLC, a Delaware limited liability company (“Holdings”) (the “Holdings LLC Interests”) are exchangeable (the “Class A Owned Shares”), (ii) the number of shares of Class B Common Stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Class B Owned Shares”, collectively being all of the shares of Class B Common Stock owned of record or beneficially by the Stockholders as of the date hereof, (iii) the number of shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock” and together with the Common Stock, the “Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Preferred Owned Shares”, collectively being all of the shares of Preferred Stock owned of record or beneficially by the Stockholders as of the date hereof (the “Preferred Owned Shares” and together with the Class A Owned Shares and Class B Owned Shares, the “Owned Shares”) and (iv) the number of Holdings LLC Interests set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Units”, collectively being all of the Holdings LLC Interests owned of record or beneficially by the Stockholders as of the date hereof (the “Owned Units”);

WHEREAS, pursuant to the terms and conditions set forth herein, prior to the Closing, each Direct Rollover Seller agrees to contribute certain of its shares of Class A Common Stock to Parent TopCo in exchange for certain equity securities of Parent TopCo (the “Parent TopCo Units”) equal in value to such Direct Rollover Seller’s Rollover Amount (the Class A Common Stock required to be so exchanged, the “Rollover Shares” or “Rollover Equity”, and such transaction, the “Direct Rollover” or the “Rollover”);

WHEREAS, in connection with the transactions contemplated herein, Parent TopCo shall contribute certain cash and the Rollover Shares contributed to Parent TopCo in the Direct Rollover to ParentCo; and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement and concurrently with the execution and delivery of the Merger Agreement, Parent has required that each of the Stockholders, and the Stockholders have agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote the Covered Shares. From and after the date hereof until the Termination Date (as defined below), at every meeting of the Company Stockholders (each, a “Company Stockholder Meeting”), including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to the Merger Agreement, the Merger or any other Transaction is sought, each Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of the Common Stock or other voting securities of the Company acquired by such Stockholder or its controlled Affiliates after the date hereof and prior to the Termination Date (together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if there are not sufficient votes for the approval of the Merger Agreement on the date on which such meeting is held and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary or desirable for the consummation of the Merger and the other Transactions, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in any condition set forth in Sections 7.1 or 7.2 of the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date (as such term is used in the Merger Agreement), (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation or winding up of the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or any of the other Transactions (clauses (a) and (b) collectively, the “Supported Matters”). Each Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholders do not have any obligation to vote the Covered Shares in any particular manner and, with respect to matters other than the Supported Matters, the Stockholders shall be entitled to vote the Covered Shares in their sole discretion.

2. Rollover.

2.1 Rollover.

(a) Upon the terms and conditions set forth in this Agreement, immediately prior to the transactions contemplated by Section 2.1(b), and subject to, the Closing, each Direct Rollover Seller shall contribute to Parent TopCo the Rollover Shares, free and clear of all Liens, other than those created by this Agreement or arising under applicable securities Laws, and Parent TopCo shall accept such contribution in exchange for the issuance by Parent TopCo to such Direct Rollover Seller of the Parent TopCo Units equal in value, determined based on the Per Share Price, to such Direct Rollover Seller’s Rollover Amount.

(b) In connection with the consummation of the Merger, immediately prior to, and subject to, the Closing, each Direct Rollover Seller shall become a party to, and subject to, and become bound by the terms of the limited partnership agreement of Parent TopCo (the “LPA”), by executing a counterpart or joinder to such agreement.

(c) For purposes of this Agreement, the following capitalized terms have the following respective meanings:

(i) “Direct Rollover Sellers” means each of the Stockholders listed under the heading “Direct Rollover Seller” on Exhibit A.

(ii) “Rollover Amount” means, in the aggregate for all Stockholders, $839,997,825, such amount to be adjusted up or down in advance of Closing pursuant to the terms set forth in Exhibit B, and with such amount to be allocated across each Direct Rollover Seller pursuant to an allocation schedule provided to Parent five (5) Business Days prior to the Closing.

(d) Each Stockholder hereby acknowledges and agrees that (i) delivery of the Parent TopCo Units pursuant to and in accordance with this Section 2 shall constitute complete satisfaction of all obligations towards or sums due to such Stockholder by Parent and Merger Sub and their Affiliates in respect of the Rollover Equity held by such Stockholder and cancelled at the Effective Time as contemplated by the Merger Agreement, and (ii) subject to consummation of the Rollover, such Stockholder shall have no right to any Per Share Price in respect of any Rollover Equity held by such Stockholder (it being understood that, for the avoidance of doubt, each Stockholder shall have such right to the Per Share Price in respect of any Stock held by such Stockholder other than Rollover Equity, and no Parent TopCo Units issued in connection with the Merger shall be issued at a lower price per share or unit than the Parent TopCo Units issued hereunder (it being understood that the Parent TopCo Units issued hereunder are deemed to be issued at a price per share or unit based on each Parent TopCo Unit having a value equal to the Per Share Price)).

(e) No later than five (5) Business Days prior to the Closing, the Stockholders shall deliver to Parent the allocation schedule required by the definition of Rollover Amount. No later than three (3) Business Days prior to the Closing, (i) each Stockholder and any agent of such Stockholder holding certificates evidencing any Rollover Shares (if any) shall deliver or cause to be delivered to Parent such certificates representing such Rollover Shares, in such person’s possession, for disposition in accordance with the terms of this Agreement and (ii) each Stockholder shall deliver duly executed instruments of transfer in respect of his or its Rollover Shares to Parent or another person as Parent may direct in writing, in form reasonably acceptable to Parent; such certificates and instruments shall be held by Parent or any agent authorized by Parent until immediately prior to, and subject to, the Closing, or if any of the Rollover Shares are uncertificated, then each Stockholder shall deliver or cause to be delivered to Parent or another person as Parent may direct in writing instructions, and such other instruments of transfer duly executed by such holder as reasonably requested by Parent, in each case, addressed to the Company or the Company’s transfer agent, as applicable, providing for the transfer of the Rollover Shares as provided for in this Agreement (the “Share Documents”). The Share Documents shall be held in escrow by Parent or any agent authorized by Parent until the Closing.

2.2 Conditions to Rollover. The obligations of each Direct Rollover Seller to consummate the Rollover is subject to the satisfaction (or waiver by such Direct Rollover Seller in writing) of the following conditions:

(a) (i) The satisfaction or valid waiver by Parent, of all conditions to the obligations of Parent and Merger Sub to consummate the Merger and the other Transactions that are to occur on the Closing Date as set forth in Section 7.1 and Section 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or valid waiver by Parent (to the extent permitted thereunder) of such conditions), (ii) the substantially contemporaneous funding of the Equity Financing and the Debt Financing at the Closing and (iii) the substantially contemporaneous consummation of the Closing in accordance with the terms of the Merger Agreement; and

(b) No Law, injunction or order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, enjoining or otherwise making illegal the consummation of the Transactions shall have been enacted, entered or promulgated and be continuing in effect.

2.3 Failure to Consummate the Merger. In the event that after the Rollover, the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, automatically and without any action of the parties hereto, Parent TopCo shall assign, transfer, convey and deliver (or shall cause to be assigned, transferred, conveyed and delivered) to the Stockholders the Rollover Equity, and the Direct Rollover Sellers shall assign, transfer, convey and deliver to Parent TopCo the Parent TopCo Units issued to such Direct Rollover Seller. In such event, each party hereto shall, as promptly as practicable, provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has occurred and been made effective.

2.4 Tax Matters.

(a) Tax Treatment. The parties hereto agree that, for U.S. federal (and applicable state and local) income tax purposes, the Direct Rollover is intended to be treated as a transaction described in Section 721 of the Code (the “Intended Tax Treatment”). Each party hereto shall prepare and file (and shall cooperate in the preparation and filing of, as reasonably requested) all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any position inconsistent with the Intended Tax Treatment in connection with any tax matters, in each case, unless otherwise required pursuant to a final “determination” within the meaning of Section 1313(a)(1) of the Code but without regard to any appeal procedures from a judgment of an applicable court.

(b) Tax Information. Within one hundred and eighty (180) days following the Closing Date, each Stockholder shall provide to Parent TopCo or its accountants the Stockholder’s estimated tax basis and holding period as of the Closing Date in its Rollover Equity. If a Stockholder later determines that any of the information provided to Parent TopCo pursuant to the previous sentence was inaccurate, it shall promptly provide updated information to Parent TopCo in respect thereof. In connection with the Rollover, each Stockholder shall deliver to Parent TopCo a properly completed and timely executed IRS Form W-8 or W-9.

(c) Withholding. Each applicable withholding agent shall be entitled to deduct or withhold from any amounts owing from such Persons to any Stockholder (including withholding equity interests in the case of issuances of equity by such Persons) for any federal, state, local or non-U.S. withholding taxes, excise taxes, or employment taxes imposed with respect to compensation or other payments to such Stockholder or such Stockholder’s ownership interest in the applicable Person, including, without limitation, equity issuances, wages, bonuses, distributions, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity; provided, that the Person intending to make any such deduction or withholding (other than compensatory withholding or withholding resulting from the failure of a Stockholder to provide the forms required under Section 2.4(b)) shall reasonably cooperate with the applicable Stockholder in determining whether any reductions or exemptions from withholding are available, including providing such Stockholder with a reasonable opportunity to provide such forms, certificates or other evidence to eliminate or reduce any such required deduction or withholding. To the extent any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Stockholder. Each Stockholder shall provide Parent TopCo with such additional tax-related information as Parent TopCo may reasonably request.

(d) Additional Tax Matters. The parties hereto agree that the LPA at the time of the consummation of the Rollover shall include the following provisions substantially the same and not materially different than the following: (i) In the event of an in-kind distribution by Parent TopCo to some or all of its partners (whether or not in full or partial redemption of the any partner’s interest in Parent TopCo), the partner shall receive (or be deemed to receive), to the extent practicable (and Parent TopCo shall record on its books and records the distribution as being a distribution of): (A) first, if the in-kind distribution includes any assets such partner contributed to Parent TopCo (the “Contributed Assets”), such Contributed Assets shall be distributed to such partner to the extent of any amounts due to such partner in respect of such distribution, and (B) second, to the extent that no further distribution can be made in accordance with clause (A), or if the in-kind distribution does not include any Contributed Assets with respect to such partner, then, to the extent possible, property shall be distributed to such partner other than Contributed Assets with respect to any other partner and (ii) in the event that after the Closing Date there shall be additional capital contributions of property or cash into Parent TopCo and to the extent such property or cash is further contributed to ParentCo (or any successor thereof), such contribution to ParentCo shall only be made in exchange for newly issued shares of common stock of ParentCo, on a value for value basis, governed by Section 351 of the Code (i.e., not as a paid-in capital). For purposes of the provisions set forth in this Section 2.4(d), (x) a Stockholder shall include a successor in interest that is considered to have contributed assets (other than cash or cash equivalents) to Parent TopCo under Sections 1.704-3(a)(7) and 1.737-1(c)(2)(iii) of the Treasury Regulations, and (y) any Contributed Assets shall include assets that are treated as substituted basis property under Sections 1.704-3(a)(8)(i) and 1.737-2(d)(3)(i) of the Treasury Regulations as a result of having been received by Parent TopCo in respect of Contributed Assets in an exchange or series of exchanges in which no gain or loss was recognized as provided in Sections 1.704-3(a)(8)(i) and 1.737-2(d)(3)(i) of the Treasury Regulation (“Substituted Basis Property”). With respect to any Contributed Assets (or Substituted Basis Property), Parent TopCo shall use reasonable efforts to separately identify such property in order to give effect to this Section 2.4(d), to the extent reasonably practicable. This Section 2.4(d) shall not apply following the seven year anniversary of the Closing Date.

3. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) (i) with respect to Section 1 and Section 4.1 only, the time that the Stockholder Consent has been obtained or the Company Board has effected a Company Board Recommendation Change in accordance with Section 5.3(d) of the Merger Agreement, and (ii) with respect to the other Sections, the Effective Time, (c) any valid amendment of the Merger Agreement, without the prior written consent of Stockholders, that materially delays the Stockholders’ ability to receive the Per Share Price, reduces the amount of the Per Share Price or changes the form of the Per Share Price, or (d) the written consent of the Stockholders, Parent and the Company (such date, the “Termination Date”); provided that the provisions set forth in Section 2.4, this Section 3, Section 9 and Sections 15 through 29 shall survive the termination of this Agreement; and provided further that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” of this Agreement means a breach that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would cause or constitute a material breach of this Agreement. Without limiting Parent’s rights under Section 21 hereof, Parent’s receipt of the Company Termination Fee (if received) from or on behalf of the Company shall be the sole and exclusive monetary remedy against the Stockholders or any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (excluding the Company and its Subsidiaries) for any breach of this Agreement. In addition, notwithstanding anything to the contrary in this Agreement, each Stockholder shall, severally and jointly, reimburse Parent for any losses if and only if any Stockholder’s Willful Breach of such Stockholder’s obligations under this Agreement caused the Parent Termination Fee to become payable by Parent to the Company under the express terms of the Merger Agreement; provided that the aggregate liability of the Stockholders in connection with any Willful Breach of this Agreement shall not exceed $271,800,000. Notwithstanding anything to the contrary in this Agreement or otherwise, under no circumstances will Parent be permitted or entitled to receive reimbursement of the Parent Termination Fee more than once.

4. Covenants.

4.1 Acquisition Proposals.

(a) From and after the date hereof until the Termination Date, except as expressly contemplated pursuant to this Agreement, each Stockholder shall not, and shall cause its directors and officers not to, and will instruct and use reasonable best efforts to cause each of its Representatives not to, directly or indirectly, (i) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case with the intent to reasonably be expected to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal, in each case, other than informing such Persons of the existence of the provisions contained in this Section 4.1 and contacting the Person making the Acquisition Proposal solely in order to clarify the terms or conditions of the Acquisition Proposal in connection with determining whether the Acquisition Proposal constitutes a Superior Proposal; (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, each Stockholder may, directly or indirectly through one or more of its Representatives participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or such Person’s Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement, contact such Person to clarify the terms or conditions thereof and otherwise facilitate such Acquisition Proposal or assist such Person (and such Person’s Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case, with respect to an Acquisition Proposal that the Company Board (acting under the direction of the Special Committee) has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or is reasonably expected to lead to a Superior Proposal.

(b) From and after the date hereof until the Termination Date, each Stockholder (solely in its capacity as a Company Stockholder) shall as promptly as reasonably practicable (and, in any event, within forty-eight (48) hours) notify Parent if any Acquisition Proposal is received by such Stockholder or any of its Representatives, but only to the extent the Company has not already provided such notice to Parent. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal; and (ii) a summary of the material terms and conditions of any such Acquisition Proposal. Thereafter, each Stockholder must keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal and the status of any related material discussions or negotiations.

4.2 Transfers. From and after the date hereof until the Termination Date, except as expressly permitted pursuant to this Agreement, each Stockholder shall not, directly or indirectly (a) tender any Covered Shares or Owned Units into any tender or exchange offer, (b) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares, Owned Units or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) grant any proxies or powers of attorney, deposit any Covered Shares or Owned Units into a voting trust or enter into a voting agreement with respect to any Covered Shares or Owned Units that is inconsistent with this Agreement or (d) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 4.2 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, each Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable Law, to such Stockholder’s Affiliates; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. In addition, any Transfer of Covered Shares shall be permitted from and after the Stockholder Consent is obtained under the Merger Agreement so long as, after giving effect to such Transfer, the Stockholders retain in the aggregate at least 25.1% of the outstanding voting securities of the Company.

4.3 Regulatory Matters.

(a) Each Stockholder shall, and shall use its reasonable best efforts to cause its Affiliates to, use their reasonable best efforts, consistent with the time frames set forth in Section 6.2 of the Merger Agreement, to supply and provide information that, to such Stockholder’s knowledge, is complete and accurate in all material respects to any Governmental Authority requesting such information in connection with filings or notifications under, or relating to, applicable Laws that are required or advisable as a result of, or pursuant to, the Merger Agreement and the related financings and transactions, including, without limitation, all information required or requested to be provided to antitrust, financial or national security regulatory authorities (collectively, the “Regulatory Filings” and such disclosure, the, “Regulatory Disclosures”). Parent or the Company shall not file any Regulatory Filings that contain information with respect to any Stockholder or its Affiliates without first providing such Stockholder and its counsel a reasonable opportunity to review and comment thereon, and will give good faith consideration to all reasonable additions, deletions or changes suggested by such Stockholder and its counsel.

(b) Each Stockholder represents, warrants and covenants to Parent and to the Company that, to such Stockholder’s knowledge none of the information supplied in writing by such Stockholder specifically for inclusion or incorporation by reference in the Regulatory Disclosures will contain a material misstatement of fact or a material omission of fact necessary to make the information provided not misleading.

(c) Notwithstanding the foregoing or anything to the contrary in this Agreement, none of the provisions of this Agreement shall be construed as requiring any Stockholder to (i) make available to Parent any of its internal investment committee materials or analyses or, other than Regulatory Disclosures, any information which such Stockholder considers to be commercially sensitive information or which is otherwise held subject to an obligation of confidentiality; and (ii) with respect to any Regulatory Disclosures, provide, or cause to be provided or agree or commit to provide (A) information where the sharing of such information as contemplated would be prohibited by applicable Laws applicable to it or its Affiliates or any Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition applicable to or imposed upon it or its Affiliates; or (B) any non-public information with respect to it or any of its Affiliates other than of the type or to the extent the Stockholders and/or its Affiliates have previously provided to Governmental Authorities in prior transactions under substantially similar standards of confidentiality. Each Stockholder may designate any Regulatory Disclosures that contain sensitive, legally privileged, or confidential information in respect of such Stockholder or any of its Affiliates as exclusive to such Stockholder, and such Stockholder may provide that any such sensitive, legally privileged, or confidential information may only be provided on a counsel-only basis or directly to the applicable Governmental Authority requesting such information.

(d) Each Stockholder agrees to permit the Company to publish and disclose in a Rule 13e-3 Transaction Statement on Schedule 13e-3, which will include the Information Statement as an exhibit (including all documents filed with the SEC in accordance therewith), such Person’s identity and beneficial ownership of Covered Shares or other equity securities of the Company and the nature of such Person’s commitments, arrangements and understandings under this Agreement, in each case, if the Company or Parent reasonably determines it is required by applicable Law or the SEC (or its staff); provided, that the Company has provided such Stockholder and its, his or her counsel with a reasonable opportunity to review and comment on the foregoing documents and given due consideration to all reasonable additions, deletions or changes suggested thereto to the extent such Stockholder is a filer pursuant to Schedule 13e-3.

4.4 Consents to Amendment to Merger Agreement. Parent agrees that it shall not enter into any amendment to the Merger Agreement that is materially adverse to the Stockholders without the prior written consent of the Stockholders holding a majority of the aggregate Rollover Equity held by all Stockholders (such consent not to be unreasonably withheld, conditioned or delayed); provided, that for purposes of this Section 4.4, “materially adverse” shall be measured with respect to the Stockholders solely in their capacities as investors with Parent in the Transactions and without regard to their existing ownership stake or employment or other role in the Company or any consideration they will receive in connection with the Merger; provided, further, that any increase to the Per Share Price that applies to all Stockholders shall not be considered materially adverse to the Stockholders and no consent shall be required under this Section 4.4 for any such increase to the Per Share Price.

5. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the other parties hereto as follows:

5.1 Due Authority; Enforceability. Such Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each Stockholder has the requisite corporate or other similar power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by all of the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

5.2 Non-Contravention. The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of obligations hereunder, and the consummation of the transactions contemplated hereby (a) do not violate or conflict with any provision of the Organizational Documents of such Stockholder; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any material contract to which such Stockholder is a party or by which such Stockholder’s properties or assets may be bound; and (c) will not result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Stockholder, except in the case above for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of such Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

5.3 Requisite Governmental Approvals. No Governmental Authorization is required on the part of such Stockholder in connection with (a) the execution and delivery of this Agreement by such Stockholder; (b) the performance by such Stockholder of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the transactions contemplated hereby by such Stockholder, except for (i) such filings and approvals as may be required by any applicable federal or state securities Laws and compliance with any applicable requirements of the Exchange Act; (ii) compliance with any applicable requirements of the stock exchange; (iii) compliance with any applicable requirements of the HSR Act and the foreign Antitrust Laws contemplated by the Merger Agreement; and (iv) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of such Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

5.4 Ownership of the Owned Shares and Owned Units. Each Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares and the Owned Units, all of which are free and clear of any Liens, other than those created by this Agreement, the Organizational Documents of the Company or the Governing Agreements or arising under applicable securities Laws. Each Stockholder has the full legal right, power and authority to deliver such Stockholder’s Rollover Equity pursuant to Section 2. Each Stockholder does not own, of record or beneficially, any shares of capital stock of the Company or Holdings, or other rights to acquire shares of capital stock of the Company or Holdings, in each case other than the Owned Shares and the Owned Units. Each Stockholder has the sole right to dispose of the Owned Shares and Owned Units, and none of the Owned Shares or Owned Units is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, other than those created by this Agreement, the Organizational Documents of the Company or the Governing Agreements or arising under applicable securities Laws. As of the date hereof, each Stockholder has not entered into any agreement to Transfer any Owned Shares or Owned Unis and no person has a right to acquire any of the Owned Shares or Owned Units held by such Stockholder. Each Stockholder has the power and authority to vote the Covered Shares in accordance with the terms of Section 1 pursuant to the terms of the Organizational Documents of the Company.

5.5 No Legal Proceedings. Except as would not reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to consummate the transactions contemplated hereby, there are no Legal Proceedings pending or, to the knowledge of such Stockholder, threatened in writing against such Stockholder.

5.6 Investment. The Parent TopCo Units to be acquired by each Stockholder pursuant to this Agreement will be acquired for such Stockholder’s own account and not with a view to, or intention of, distribution thereof in violation of any applicable state securities Laws. Each Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC. Each Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Parent TopCo Units. Each Stockholder is able to bear the economic risk of its investment in the Parent TopCo Units for an indefinite period of time because the Parent TopCo Units have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Parent TopCo Units and has had access to such other information concerning Parent as such Stockholder has requested.

5.7 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission, payable by the Company or its subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder, except as set forth in the Merger Agreement.

6. Representations and Warranties of Parent TopCo. Parent TopCo hereby represents and warrants to the other parties hereto as follows:

6.1 Due Authority; Enforceability. Parent TopCo is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent TopCo has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent TopCo and, assuming the due authorization, execution and delivery by all of the other parties hereto, constitutes a legal, valid and binding obligation of Parent TopCo, enforceable against Parent TopCo in accordance with its terms, subject to the Enforceability Exceptions.

6.2 Non-Contravention. The execution and delivery of this Agreement by Parent TopCo, the performance by Parent TopCo of obligations hereunder, and the consummation of the transactions contemplated hereby (a) do not violate or conflict with any provision of the Organizational Documents of Parent TopCo; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any material contract to which Parent TopCo is a party or by which Parent TopCo’s properties or assets may be bound; and (c) will not result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent TopCo, except in the case above for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent TopCo to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

6.3 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent TopCo in connection with (a) the execution and delivery of this Agreement by Parent TopCo; (b) the performance by Parent TopCo of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by Parent TopCo, except for (i) such filings and approvals as may be required by any applicable federal or state securities Laws and compliance with any applicable requirements of the Exchange Act; (ii) compliance with any applicable requirements of the HSR Act and the foreign Antitrust Laws contemplated by the Merger Agreement; and (iii) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent TopCo to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

6.4 No Legal Proceedings. Except as would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent TopCo to consummate the transactions contemplated hereby, there are no Legal Proceedings pending or, to the knowledge of Parent TopCo, threatened in writing against Parent TopCo.

6.5 Parent TopCo Units. The Parent TopCo Units, when issued to the Stockholders pursuant to the Rollover, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and issued free and clear of any Liens, other than those created by Organizational Documents of Parent TopCo or arising under applicable securities Laws.

6.6 Transaction Documentation. As of the date of this Agreement, Parent TopCo has, or has caused Parent to have, furnished to the Stockholders a true, correct and complete copy of (a) the executed Merger Agreement and (b) the executed Financing Letters.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows:

7.1 Due Authority; Enforceability. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by all of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

7.2 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of obligations hereunder, and the consummation of the transactions contemplated hereby (a) do not violate or conflict with any provision of the Organizational Documents of the Company; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; and (c) will not result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case above for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

8. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares and/or Owned Units, and nothing in this Agreement shall restrict or limit the ability of such Stockholder or any of its Representatives who is a director or officer of the Company or any of the Company’s Subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its Affiliates, including the exercise of fiduciary duties to the Company or the Company Stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement, and the provisions of this Agreement shall not apply to such directors or officers in their capacity as such.

9. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 2.4, Section 3, Section 9, Sections 15 through 29, which shall survive, the representations, warranties and covenants contained herein shall not survive the Termination Date.

10. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to any Owned Shares and/or Owned Units with respect to the Merger and the other Transactions.

11. Other Agreements.

11.1 Acting upon the unanimous recommendation of the Special Committee and the approval of the Company Board, the Company hereby irrevocably waives, and shall not enforce, the obligations of the Stockholders and their Affiliates set forth in Article VIII of the Holdings LLC Agreement, Section 9 of that certain Registration Rights Agreement, dated as of July 30, 2021, by and among the Company and those investors party thereto (the “Registration

Rights Agreement”), and Section 6 of that certain Stockholders Agreement, dated as of July 27, 2021, by and among the Company, Onex Partners Manager LP and VEP Group, LLP (the “Stockholders Agreement,” and together with the Holdings LLC Agreement, the “Governing Agreements”), with respect to any actions taken by the Stockholders and/or their Affiliates in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Rollover (and all other transactions incidental and related thereto) and the exercise of any rights pursuant to this Agreement.

11.2 Onex Partners Manager LP and the Company acknowledge and agree that, with the exception of Section 8 of the Stockholders Agreement (which shall survive the Closing in accordance with its terms), the Stockholders Agreement shall terminate automatically and without any further required action by any party hereto upon the Closing (including with respect to any provisions thereof that purport to survive such termination, except Section 8 thereto). The Stockholders (on behalf of themselves and any Affiliates that may otherwise be party thereto) and the Company acknowledge and agree that, with the exception of Section 6 of the Registration Rights Agreement, the Registration Rights Agreement shall terminate automatically and without any further required action by any party hereto upon the Closing (including with respect to any provisions thereof that purport to survive such termination, except with respect to Section 6 thereto).

11.3 The Stockholders may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

12. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Stock or Holdings LLC Interests by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Stock”, “Common Stock”, “Covered Shares”, “Rollover Shares”, “Owned Shares”, “Class A Owned Shares”, “Class B Owned Shares”, “Preferred Owned Shares” and “Owned Units” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

13. No Ownership Interest. Except as expressly provided in Section 2 with respect to the Rollover Equity, nothing contained in this Agreement shall be deemed to vest in Parent TopCo, ParentCo or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders.

14. Further Assurances. The Stockholders shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

15. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) immediately upon delivery by electronic mail or by hand (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

if to the Stockholders to:

Onex Partners IV LP

712 5th Avenue, Suite 4000

New York, New York 10019

Attn: Laurence Goldberg

Fax: 212-582-0909

Email: **********

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Daniel Wolf, P.C.; David M. Klein, P.C.; Andrew Norwich

Email: **********

    **********

    **********

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attn: Stuart E. Casillas, P.C.; Ari Levi

Email: **********

    **********

if to Parent or the Company (after the Effective Time) to:

200 Clarendon Street

Boston, MA 02116

Attn: David Humphrey; Max de Groen; Bryan Curran

Email: **********

    **********

    **********

with a copy (which will not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attn: William Shields; Charles Boer; David Hutchins; Jessica Cooney; Thomas Holden; Thomas Fraser

Email: **********

    **********

    **********

    **********

    **********

    **********

if to the Company (prior to the Effective Time) to:

PowerSchool Holdings, Inc.

150 Parkshore Drive

Folsom, CA 95630

Attn: Michael Bisignano, Chief Legal Officer

Email: **********

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Daniel Wolf, P.C.; David M. Klein, P.C.; Andrew Norwich

Email: **********

    **********

    **********

with a copy (which will not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attn: Damien R. Zoubek; Sanjay Murti

Email: **********

    **********

16. Amendment; Extension or Waiver. Subject to applicable Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

17. Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. No assignment by any party hereto will relieve such party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 17 is null and void.

18. Entire Agreement. This Agreement and the documents and instruments and other agreements among any of the parties hereto as contemplated by, referred to herein or entered into in connection herewith, including the Merger Agreement, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

19. Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

20. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

21. Specific Performance. The parties hereto acknowledge and agree that (a) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions; (b) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (c) neither the ability of either party hereto to recover damages for fraud or any Willful Breach of this Agreement nor the provisions of this Section 21 are intended to and do not adequately compensate the non-breaching party hereto for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (d) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholders would have entered into this Agreement. The parties hereto agree not to raise any objections, other than those based on the limitations of a party’s right to such relief under this Agreement and defenses with respect thereto, to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the any party hereto; and (2) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Stockholders pursuant to this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

22. Governing Law; Jurisdiction; Waiver of Jury Trial.

22.1 This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

22.2 Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 15 or in such other manner as may be permitted by applicable Law, and nothing in this Section 22 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement and the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

22.3 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.3.

23. No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto or become parties hereto and no other former, current and future holders of any equity, controlling persons, Affiliates, Representatives, members, managers, general or limited partners, stockholders and assignees of each of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

24. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

25. Interpretation.

25.1 When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated. When used herein, (i) the words “hereof,” “hereunder,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

25.2 The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

26. Expenses. In the event the Merger is consummated, Parent or the Surviving Corporation will bear (a) all the reasonable fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants engaged by or on behalf of Bain Capital Private Equity, LP or Parent incurred in connection with the Transactions, (b) all fees (including commitment fees and original issue discounts), costs and expenses of lenders, investment banks and other debt financing sources in connection with arranging debt financing and (c) the fees, expenses and disbursements of any legal or tax advisors retained by or on behalf of any Stockholder, solely to the extent related to separate representation in connection with specific issues arising out of the Stockholders’ entry into, or the transactions contemplated by, this Agreement, which Parent or the Surviving Corporation shall pay or cause to be paid at or following the Closing. In the event that the Merger or the Rollover is not consummated, each party to this Agreement will bear its own fees and expenses, including fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants.

27. No Agreement until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, the Merger Agreement, this Agreement and the Transactions, including the Merger.

28. Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Special Committee. The Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholders.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

POWERSCHOOL HOLDINGS, INC.

By:	/s/ Hardeep Gulati
Name: Hardeep Gulati
Title: Chief Executive Officer

ONEX PARTNERS IV SELECT LP

By: Onex Partners IV GP LLC
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX US PRINCIPALS LP

By: Onex American Holdings GP LLC
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX PARTNERS IV LP

By: Onex Partners IV GP LP
Its: General Partner

By: Onex Partners IV GP Limited
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX PARTNERS IV PV LP

By: Onex Partners IV GP LP
Its: General Partner

By: Onex Partners IV GP Limited
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX PARTNERS IV GP LP

By: Onex Partners IV GP Limited
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

ONEX POWERSCHOOL LP

By: Onex American Holdings GP LLC
Its: General Partner

By:	/s/ Joshua Hausman
Name: Joshua Hausman
Title: Director

PINNACLE HOLDINGS I L.P.

By: Pinnacle Holdings I GP Inc.
Its: General Partner

By:	/s/ Laurence Goldberg
Name: Laurence Goldberg
Title: Vice President

ONEX PARTNERS MANAGER LP

By: Onex Partners Manager GP ULC
Its: General Partner

By:	/s/ Laurence Goldberg
Name: Laurence Goldberg
Title: Managing Director